Exhibit 99.1

Prime Number Acquisition I Corp. Announces Appointment of Chief Operating Officer

New York, July 14, 2022 (GLOBE NEWSWIRE) – Prime Number Acquisition I Corp. (Nasdaq: PNAC) (the “Company”), a newly organized blank check company incorporated as a Delaware corporation, today announced the appointment of Chief Operating Officer, Weixiong (Jeff) Cheong, who brings more than 15 years in private and public market investment and management experience.

Mr. Weixiong (Jeff) Cheong has served as the chief operating officer for Blue World Acquisition Corporation (Nasdaq: BWA), a special purpose acquisition company since January 2022. Previously, between November 2015 and March 2022, Mr. Cheong has served as a director at Fortune Asia Long Short Fund, an investment fund. Since November 2011, Mr. Cheong has served as a director at Longfor Pte Ltd., a real estate developer in Singapore. Since August 2009, Mr. Cheong has served as the chief executive officer at Sinjia Land Ltd. (SGX: 5HH), a property development and hospitality management company. From April 2014 to May 2020, Mr. Cheong served as the chairman at CapAllianz Holdings Ltd (former name CWX Global Ltd) (SGX: 594), a company focusing on investment and oil exploration business. Mr. Cheong received a Master’s degree of business administration at Singapore Management University in June 2017. He also has passed the exam of Capital Markets and Financial Advisory Services (“CMFAS”) in Module 1 (December 2003), Module 4A (Rules and Regulations for Advising on Corporate Finance, June 2005), Module 5 (Rules And Regulations for Financial Advisory Services, January 2004), Module 6 (January 2004), and Module 8 (Collective Investment Schemes, February 2004).

“On behalf of the Board, I would like to extend a warm welcome to Jeff to the management team of Prime Number Acquisition I Corp.,” said Company CEO and Chairman Dongfeng Wang, “We look forward to leverage Jeff’s extensive track record in public market investment and strong relationship across industries to drive the Company’s search for superior business combination opportunities.”

Mr. Cheong joins the Company on July 13, 2022, following the Board’s decision to appoint him to the newly created position of Chief Operating Officer on July 13, 2022. He will report directly to CEO Dongfeng Wang and will assist him in management of the Company and in the Company’s search for business combination opportunities.

Mr. Cheong is an affiliate of DBG Global Limited, a member of Prime Number Acquisition LLC, a sponsor of the Company. He will not receive compensation of any form from the Company for his position as Chief Operating Officer.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Prime Number Acquisition I Corp.

Prime Number Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities, provided that it will not undertake its initial business combination with any entity being based in or having the majority of the company’s operations in China (including Hong Kong and Macau). None of its founders or the Company is affiliated with Prime Number Capital LLC, an underwriter for the Company’s initial public offering (the “IPO”).

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Prime Number Acquisition I Corp., including those set forth in the Risk Factors section of Prime Number Acquisition I Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. Prime Number Acquisition I Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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